Exhibit (p)(2)

HUMANKIND INVESTMENTS LLC CODE OF ETHICS

MARCH 2021

TABLE OF CONTENTS

I.	INTRODUCTION 1
II.	STATEMENT OF POLICIES 1
III.	ADMINISTRATION OF CODE OF ETHICS 5
IV.	PERSONAL TRADING ACTIVITIES 5
V.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES 7
VI.	REPORTING REQUIREMENTS 8
VII.	EXCEPTIONS FROM REPORTING REQUIREMENTS/

ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS 8

VIII.       GIFTS AND ENTERTAINMENT 9

IX.	OUTSIDE BUSINESS ACTIVITIES 10
X.	POLITICAL CONTRIBUTIONS 10
XI.	PROTECTION OF MATERIAL NONPUBLIC INFORMATION ABOUT SECURITIES/

INVESTMENT RECOMMENDATIONS 12

XII.	ELECTRONIC COMMUNICATION AND SOCIAL NETWORKING 12
XIII.	WHISTLEBLOWER AND ANTI-RETALIATION POLICY 13
XIV.	OVERSIGHT OF CODE OF ETHICS 14
XV.	CONFIDENTIALITY 15
XVI.	ACKNOWLEDGEMENT 15

I.	INTRODUCTION

High ethical standards are essential for the success of Humankind Investments LLC (“Humankind” or the “Firm”) and to maintain the confidence of advisory clients. The objective of this Code of Ethics (the “Code”) is to subject all business dealings and securities transactions undertaken by Access Persons, whether for clients or for personal purposes, to the highest ethical standards. Humankind expects its personnel to premise their conduct on the fundamental principles of openness, integrity, honesty, and trust. Humankind places a high value on ethical conduct and challenges its Supervised Persons and Access Persons to live up to its ethical ideal, not merely obey the letter of the law.

This Code should be read in conjunction with the Compliance Manual. Any terms that are not defined here have the meaning ascribed to them in the Compliance Manual.

Humankind has implemented Orion Inform, a compliance system to centralize and manage mandatory compliance activities. Supervised Persons must submit forms and acknowledgements electronically using Orion Inform. In the event Orion Inform is not available, Supervised Persons may manually complete certifications and forms included in the Exhibits section of this Code of Ethics.

The provisions of the Code of Ethics are not all-inclusive. Rather, they are intended as a guide for Access Persons of Humankind in their conduct. Access Persons are urged to seek the advice of the Chief Compliance Officer for any questions about the Code, the application of the Code to their individual circumstances, and particularly in any situation where any Access Person may be uncertain as to the intent or purpose of the Code. Access Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment and/or association with Humankind.

II.	STATEMENT OF POLICIES

The following Code of Ethics and Standards of Business Conduct were developed by the CFA Institute (www.cfainstitute.org). Humankind is adopting them as its own.

A.	CODE OF ETHICS

Employees of Humankind must:

•	Act with integrity, competence, diligence, respect and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

•	Place the integrity of the investment profession and the interests of clients above their own personal interests.

•	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.
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•	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.

•	Promote the integrity and viability of the global capital markets for the ultimate benefit of society.

•	Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

B.	STANDARDS OF PROFESSIONAL CONDUCT

1.	PROFESSIONALISM
•	Knowledge of the Law. Humankind employees must understand and comply with all applicable laws, rules, and regulations of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Humankind employees must comply with the stricter law, rule, or regulation. Humankind employees must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

•	Independence and Objectivity. Humankind employees must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Humankind employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity.

•	Misrepresentation. Humankind employees must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

•	Misconduct. Humankind employees must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence.

2.	INTEGRITY OF CAPITAL MARKETS
•	Material Nonpublic Information. Humankind employees who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.

•	Market Manipulation. Humankind employees must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

3.	DUTIES TO CLIENTS
•	Loyalty, Prudence, and Care. Humankind employees have a duty of loyalty to their clients and must act with reasonable care and exercise prudent
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judgment. Humankind employees must act for the benefit of their clients and place their clients’ interests before Humankind’s or their own interests.

•	Fair Dealing. Humankind employees must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.

•	Suitability. When Humankind employees are in an advisory relationship with a client, they must:
1.	Make a reasonable inquiry into a client’s or prospective client’s investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.
2.	Determine that an investment is suitable to the client’s financial situation and consistent with the client’s written objectives, mandates, and constraints before making an investment recommendation or taking investment action.
3.	Judge the suitability of investments in the context of the client’s total portfolio.

When Humankind employees are responsible for managing a portfolio to a specific mandate, strategy, or style, they must make only investment recommendations or take only investment actions that are consistent with the stated objectives and constraints of the portfolio.

•	Performance Presentation. When communicating investment performance information, Humankind employees must make reasonable efforts to ensure that it is fair, accurate, and complete.

•	Preservation of Confidentiality. Humankind employees must keep information about current, former, and prospective clients confidential unless:
1.	The information concerns illegal activities on the part of the client or prospective client,
2.	Disclosure is required by law, or
3.	The client or prospective client permits disclosure of the information.

4.	DUTIES TO EMPLOYERS
•	Loyalty. In matters related to their employment, Humankind employees must act for the benefit of Humankind and not deprive Humankind of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to Humankind.

•	Additional Compensation Arrangements. Humankind employees must not accept gifts, benefits, compensation, or consideration that competes with or might reasonably be expected to create a conflict of interest with
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Humankind’s interest unless they obtain written consent from all parties involved.

•	Responsibilities of Supervisors. Humankind employees must make reasonable efforts to ensure that anyone subject to their supervision or authority complies with applicable laws, rules, regulations, and the Code and Standards.

5.	INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTIONS
•	Diligence and Reasonable Basis. Humankind employees must:
1.	Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.
2.	Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

•	Communication with Clients and Prospective Clients. Humankind employees must:
1.	Disclose to clients and prospective clients the basic format and general principles of the investment processes they use to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes.
2.	Disclose to clients and prospective clients significant limitations and risks associated with the investment process.
3.	Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients.
4.	Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

•	Record Retention. Humankind employees must develop and maintain appropriate records to support their investment analyses, recommendations, actions, and other investment-related communications with clients and prospective clients.

6.	CONFLICTS OF INTEREST
•	Disclosure of Conflicts. Humankind employees must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Humankind employees must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.
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•	Priority of Transactions. Investment transactions for clients and Humankind must have priority over investment transactions in which a Humankind employee is the beneficial owner.

•	Referral Fees. Humankind employees must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from or paid to others for the recommendation of products or services

III.	ADMINISTRATION OF CODE OF ETHICS

The following sections describe a set of policies and specific instructions designed to prevent and detect violations of the Code of Ethics. In the case where the letter of these specific policies appears to allow behavior that is contradictory to the Code and standards, the Code and standards shall remain in force. Humankind expects its employees to do the right thing under all circumstances.

The Chief Compliance Officer or his/her designee is charged with the administration of the Code of Ethics, and has general compliance responsibility for Humankind and may offer guidance on securities laws and acceptable practices, as they may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel or other compliance consultants.

Humankind is required to provide all Access Persons with a copy of this Code. All Access Persons are then required to provide Humankind with a written acknowledgement of his or her receipt of this Code and any amendments, attached as Exhibit 4.

IV.	PERSONAL TRADING ACTIVITES

You may not use confidential or proprietary information, obtained in the course of your employment or association with Humankind, for your personal investment purposes or for your personal gain, and you may not share such information with others for their personal benefit.

Humankind has adopted the personal trading restrictions and requirements described below to prevent misuse of confidential or proprietary information when Access Persons engage in personal securities transactions. While it is impossible to define all situations that might pose such a risk, these policies are designed to address those circumstances where such risks are likely to arise.

A.	The following restrictions also apply to any client account managed by Humankind which includes investment companies (a “Humankind ETF” or “Fund”) which Humankind acts the advisor or sub-advisor. Applicability. All Access Persons of Humankind are required to report certain holding and transactions in Reportable Securities (as defined in Section VI below) in which they have Beneficial Ownership.

This personal trading policy applies to all accounts in which an Access Person has any Beneficial Ownership and to all accounts maintained by or for:

1.	The Access Person’s spouse (unless legally separated) and minor children;
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2.	A relative (including in-laws, stepchildren, and stepparents) sharing the same household as the Access Person;

3.	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
4.	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;
5.	Any trust or other arrangement (e.g., a 401k plan) of which the Access Person or any member of the Access Person’s immediate family sharing the same household as the Access Person is a beneficiary; and

6.	Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Code, each Access Person will be required to provide a comprehensive list of all Personal Accounts and control relationships to Humankind’s Chief Compliance Officer.

B.	Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

C.	Other Persons:
1.	Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.
2.	Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code unless the Solicitor/consultant, as part of his duties on behalf of Humankind: (i) makes or participates in the making of investment recommendations for Humankind’s clients; (ii) gains access to material nonpublic information related to or in conjunction with Humankind’s business; or (iii) obtains information on recommended investments for Humankind’s Advisory Clients.
3.	Advisory Client Accounts. An Advisory Client account includes any account managed by portfolio personnel of Humankind, which is not a Personal Account.

D.	Divestiture

Notwithstanding any prior receipt of approval of a transaction in a Personal Account, the Chief Compliance Officer may require the Access Person to divest himself/herself of the security (and disgorge any profits) if the Chief Compliance Officer concludes that the

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transaction involved a breach of the Access Person’s fiduciary obligations or is necessary to avoid the appearance of impropriety.

V.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
A.	General. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this section. Generally:

1.	No Access Person may directly or indirectly purchase or sell (long or short) for any Personal Account any shares of a security that is on Humankind’s restricted securities list (the “Restricted List”). In addition, all Access Persons’ are prohibited from participating in initial public offerings (“IPO”). Excluding securities in accordance with the procedures in Section VI, all investments entered into by Access Persons are required to be held for a minimum of 90 days.

2.	The Restricted List will generally consist of contemplated and existing Advisory Client investments which Humankind or one of its Access Persons has material nonpublic information. Once a security is added to the Restricted List, Access Persons will be prohibited from trading in those securities until it is removed from the Restricted List.

3.	No Access Person may knowingly purchase or sell for any Personal Account any security, directly or indirectly, in such a way as to adversely affect Advisory Client portfolio transactions. Access Persons are prohibited from purchasing or making an investment being considered by Humankind for an Advisory Client’s investment portfolio.

4.	No Access Person may use his or her knowledge of Advisory Client portfolio transactions to cause any Personal Account to profit from the market effect of such transactions (or give such information to a third person who may so profit, except to the extent necessary to effectuate such Advisory Client transactions).

B.	Pre-Clearance of Transactions in Personal Account. An Access Person must obtain the prior written approval of the CCO before engaging in any transaction in a Reportable Security (as defined in Section VI below) in any of his or her Personal Accounts, except no pre-clearance is typically required for transactions in exchange traded funds (“ETFs”) unless Humankind acts as Adviser or sub-adviser. For avoidance of doubt, transactions in ETFs must be reported in accordance with the procedures in Section VI below. Additionally, an Access Person must obtain the prior written approval of the Chief Compliance Officer or his/her designee before engaging in a transaction in a private offering conducted pursuant to Section 4(a)(2) or 4(a)(5) of the Securities Act of 1933 or Regulation D thereunder for any Personal Account. Access Persons must obtain prior written approval of the CCO for any purchase or sale of the Humankind ETF or any purchase or sale of any Restricted List Security.

A request for pre-clearance must be made by completing the Pre-Clearance Form in advance of the contemplated transaction. The Pre-Clearance Form is attached as Exhibit 1. Any

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approval given under this paragraph will remain in effect for 24 hours for public securities and 30 days for private securities.

VI.	REPORTING REQUIREMENTS

A “Reportable Security” is any type of security except: (i) a direct obligation of the U.S. Government; (ii) a bankers’ acceptance, bank certificate of deposit, commercial paper and high quality short-term debt instrument, including a repurchase agreement; (iii) shares issued by money market funds; (iv) shares issued by a registered, open-end investment company for which Humankind does not act as investment adviser or sub-adviser; and (v) shares issued by unit investment trusts that are invested exclusively in one or more registered, open-end investment companies for which Humankind does not act as investment adviser or sub-adviser.

All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section VII below) the following reports:

A.	Initial Holdings Report. Within 10 days of becoming an Access Person, each such person must provide the Chief Compliance Officer with an Initial Holdings Report listing all Reportable Securities and Personal Accounts in which he or she has direct or indirect Beneficial Ownership. Thereafter, an Access Person must notify the Chief Compliance Officer and receive authorization before opening any new Personal Accounts. The Initial Holdings Report shall be substantially in the form and contain the information required by the form attached as Exhibit 2 to this Code.

B.	Annual Holdings Report. Within 30 days after the end of each calendar year (January 30th), each Access Person must submit to the Chief Compliance Officer a report listing all Reportable Securities and all Personal Accounts in which the Access Person has direct or indirect Beneficial Ownership, as of December 30 of such year. The Annual Holdings Report shall be substantially in the form attached as Exhibit 2 to this Code of Ethics.

C.	Quarterly Transactions Report. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the Chief Compliance Officer listing all securities transactions in a Reportable Security in which the Access Person has any direct or indirect beneficial ownership. Each quarterly transaction report shall be substantially in the form of quarterly transaction reports provided in Exhibit 2 to this Code of Ethics.

If an Access Person had no reportable transactions or did not open any new Personal Accounts during the applicable quarter, such Access Person is still required to submit a report for such quarter stating such.

D.	Reporting of Transactions of the Fund. Reporting of all purchases and sales of shares in any Humankind ETF must be made on each Employee Initial/Annual Securities Holdings Report and Certification and each Quarterly Report as provided in Exhibit 2 to this Code of Ethics.

VII.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE TO QUARTERLY TRANSACTIONS REPORT

This section sets forth exceptions from the requirements of Section VI. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section:

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A.	No Initial Holdings Report, Annual Holdings Report or Quarterly Transactions Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control.

B.	Quarterly Transactions Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings must be included on Initial and Annual Holdings Reports).

C.	Quarterly Transactions Reports are not required if the report would duplicate information contained in broker trade confirmations or account statements that the Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

1.	Access Persons that would like to avail themselves of this exemption should:

(a)	Ensure that the content of such broker confirms or account statements for any Personal Account meet the content required for Quarterly Transactions Reports set forth in Section VI.C above; and

(b)	Inform the Chief Compliance Officer that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

²	name of institution;
²	address of institution;
²	name of contact at institution;
²	identification numbers for personal accounts held at institution; and
²	name of personal accounts held at institution.

2.	The Chief Compliance Officer will then work with you to arrange for completing and sending the form of letter attached to this Code as Exhibit 3 to the institutions in question.

VIII.	GIFTS AND ENTERTAINMENT

Humankind is of the view that its Access Persons (and their family members) should not accept (in the context of their business activities for Humankind) excessive benefits or gifts. Giving and receiving of cash is strictly forbidden. Modest gifts and benefits, which would not be regarded by others as improper, may be accepted on an occasional basis. An Access Person should not accept or give any gifts or benefits that might influence the decisions that he or she must make in business transactions involving Humankind, or that others might reasonably believe would influence those decisions. As such, all Access Persons are required to notify the Chief Compliance Officer prior to accepting or giving any such benefit or gift with a value in excess of $500 (if foreign, then US equivalent), irrespective of face value (e.g., a sporting event playoff ticket with a face value of $75 but a reasonably estimated market value of $500 would need to be reported). A form of notification is provided as Exhibit 9 to this Code. The Chief Compliance Officer, in his discretion,

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may not approve the gift or entertainment; or may require, among other things, that any such items are returned or that the third party be compensated (by the Access Person) for the value of the benefit received.

Subject to restrictions related to entertaining government officials and labor organization representatives, reasonable entertainment, including dining, provided by any entity doing business with Humankind or an Access Person entertaining a person(s) doing business with Humankind is permissible if representatives of the entity attend the event. The reporting requirement and monetary threshold noted above with respect to gifts, also applies to entertainment.

No gifts or entertainment of any value may be provided to government officials or their immediate family members or labor organization representatives by Humankind or any Access Persons without the prior written approval of the Chief Compliance Officer or his/her designee.

If the Chief Compliance Officer identifies circumstances where an Access Person’s receipt of gifts becomes so frequent or extensive so as to raise any question of propriety, the Chief Compliance Officer will review the facts of the situation and may rely upon the advice of legal counsel. Gifts from third parties that are received by Humankind in general, and not any one individual, are excluded from this policy unless deemed excessive by the Chief Compliance Officer (in which case the Chief Compliance Officer may opt to reject the gift(s)).

The Chief Compliance Officer will maintain a record of gifts and entertainment and will monitor such information for adherence to the Code and identify the potential for conflicts of interest or the appearance thereof. The Chief Compliance Officer has the authority to determine whether a gift or entertainment is inappropriate and whether it must be returned or repaid.

This gifts and entertainment policy is for the purpose of helping Humankind monitor the activities of its Access Persons. However, the reporting of a gift or entertainment does not relieve any Access Person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the Chief Compliance Officer.

IX.	OUTSIDE BUSINESS ACTIVITIES

Outside business activities are permitted unless they (1) create a potential conflict of interest and/or (2) may interfere with the Access Person’s responsibilities and duties to Humankind.

Access Persons will need to seek the approval of the Chief Compliance Officer or his/her designee to engage in business activities outside the scope of his or her employment at Humankind. A form of such a request is contained in Exhibit 5 attached hereto. Access Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation to be received; and (iv) the time demands of the activities. Access Persons will also be required to annually update Humankind regarding his or her outside business activities and any relationships with “insiders” of publicly traded companies. A form of the annual update is provided in Exhibit 6 to this Code of Ethics.

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Access Persons should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs, or civic/trade associations. However, Access Persons will still need to summarize/update such activities on the annual update form.

X.	POLITICAL CONTRIBUTIONS
A.	Political Contributions. Rule 206(4)-5 under the Advisers Act prohibits Humankind from receiving advisory fees for providing advisory services to state and local government clients (including public pension plans) for two years following contributions by Humankind or certain of its Covered Associates1 to certain candidates or elected officials (commonly referred to as Pay-to-Play Practices). However, all Access Persons are permitted to make contributions of up to:

²	$350, per election, to state and/or local government candidates or elected officials for whom the Access Person is entitled to vote, and

²	$150, per election, to a state and/or local government candidate or elected official for whom the Access Persons is not entitled to vote, without triggering the two-year timeout.

Contributions do not include making independent expenditures to express support for candidates, making speeches or charitable contributions. In addition, volunteering would not be considered a contribution, provided Humankind or the Access Person has not solicited the individual’s efforts and Humankind’s resources, such as office space and telephones, are not used. For example, volunteering would not be viewed as a contribution if it occurred during non-work hours, such as vacation time or during an unpaid leave of absence.

Due to the serious consequence to Humankind of even inadvertently violating the SEC rule, Access Persons will be required to have all political contributions pre-approved (as to the amount and recipient, but not based on candidate or political party) by the Chief Compliance Officer. A form of pre-approval request is provided as Exhibit 7.

In accordance with the “look back” provision of Rule 206(4)-5, upon becoming an Access Person, he or she will be required to disclose all political contributions made during the two

(2) years prior to becoming an Access Person by completing the form provided as Exhibit 8.

B.	Soliciting Contributions. Rule 206(4)-5 also bars Humankind and certain of its Access Persons from soliciting or coordinating (e.g., “bundling”): (i) contributions to an official of a government entity to which the adviser is seeking to provide investment advisory services, or

(ii) “payments” to a political party of a state or locality where the adviser is providing or seeking to provide investment advisory services to a government entity.

1 Rule 206(4)-5 defines a "Covered Associate" of an investment adviser as: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any PAC controlled by the investment adviser or by any of its Covered Associates.

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A “payment” is any gift, subscription, loan, advance or deposit of money, or anything of value. While similar to the definition of contribution, a payment is not limited based on the purposes for which it is given.

C.	Third Party Solicitations. Rule 206(4)-5 further prohibits Humankind from paying any person to solicit a state or local government (as, for example, a “placement agent”) unless such person is: (i) a “regulated person” (i.e., a registered investment adviser or broker-dealer) that is subject to prohibitions against engaging in pay-to-play practices; or (ii) one of the adviser’s employees, general partners, managing members, or executive officers (although contributions by these persons may trigger the two-year time out).

The prohibition does not extend to non-affiliated persons providing legal, accounting or other professional services in connection with specific investment advisory business that are not being paid directly or indirectly for communicating with the government entity for the purpose of obtaining or retaining investment advisory business for the adviser.

XI.	PROTECTION OF MATERIAL NONPUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

In addition to other provisions of this Code and Humankind’s Compliance Manual, Access Persons should note that Humankind has a duty to safeguard any material, nonpublic information about any company or entity gained during the course of conducting its advisory business. Access Persons are required to safeguard such confidential and/or material nonpublic information, avoid dissemination to the public, and are prohibited from transacting upon such information for personal accounts.

As such, Access Persons generally should not share such information outside of Humankind. Notwithstanding the foregoing, Access Persons and Humankind may provide such information to persons or entities providing services to Humankind and its Advisory Clients, where such information is required to effectively provide the services in question and within the scope of their services. Examples of such are:

²	accountants or accounting support service firms;
²	custodians;
²	transfer agents;
²	bankers; and
²	lawyers.

Access Persons may use only document storage, management and transmission systems supplied and/or approved by Humankind and must treat documents and verbally transmitted information related to private offerings and transactions in accordance with any non-disclosure agreements and/or confidentiality provisions. It is the responsibility of each Access Person to be aware of and comply with any and all security measures designed to prevent the deliberate or accidental dissemination of material nonpublic information at all times.

If there are any questions about the sharing of material, nonpublic information about securities/investment recommendations made by Humankind, please see the Chief Compliance Officer, and refer to the Compliance Manual for the additional information regarding the identification, receipt, and treatment of material, nonpublic information.

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XII.	ELECTRONIC COMMUNICATIONS AND SOCIAL NETWORKING
A.	ELECTRONIC COMMUNICATIONS

It is Humankind’s policy that all Firm communications, including communications with Advisory Clients, will always be professional in nature. In addition, Access Persons are expected to comply with the policies listed below.

1.	All Firm and Advisory Client related electronic communications must be on the Firm’s systems and the use of personal email addresses and other personal electronic communications for Firm or Advisory Client communications is prohibited.

2.	If a form of communication lacks a retention method, then it is prohibited from use by the Firm to conduct business or to communicate with Advisory Clients.

3.	Emails and any other electronic communications relating to Humankind’s advisory services and Advisory Client relationships will be maintained and monitored by compliance on a periodic basis, but no less frequently than quarterly, through the sampling of emails and any other electronic communications.

B.	SOCIAL NETWORKING

Access Persons are prohibited from discussing or conducting Humankind’s business in chat rooms, blogs, wikis, list serves and other web-enabled links, social networking sites (e.g., LinkedIn, Facebook, Twitter, etc.) and in any other online media. These sites are allowed for personal networking and may not be used for any business purposes. Access Persons will need to disclose to the Chief Compliance Officer all social media platforms used and confirm compliance with the policies stated herein by using Exhibit 10 attached hereto.

The following guidelines must be followed:

1.	The site must be used solely for personal networking and not for soliciting Advisory Clients or for conducting Firm business.

2.	All information listed on the site must be limited to factual data, limited to your name, title, and contact information, and may not contain any information about Humankind other than information approved and supplied by Humankind specifically for this purpose.

3.	Access Persons may not put any marketing content on the site.

4.	Access Persons may not provide or receive a recommendation or referral to or from any other person on the site with respect to the investment management services provided by Humankind.

5.	Access Persons may not use the email or messaging function on any site to conduct business or to solicit or communicate with Advisory Clients.
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XIII.	WHISTLEBLOWER AND ANTI-RETALIATION POLICY
A.	GENERAL

Humankind has adopted a Code that requires its personnel to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. It is the responsibility of all Access Persons to comply with the Code and to report violations or suspected violations in accordance with this Whistleblower and Anti-Retaliation Policy. If the matter involves the Chief Compliance Officer, the Access Persons should report that information to the Chief of Staff of Humankind. Nothing herein prohibits an Access Person from making a good faith report of a suspected violation of the securities laws to the appropriate regulatory authority.

B.	REPORTING VIOLATIONS

If an Access Person knows of or suspects a violation of applicable laws or regulations, the Code, or any of Humankind’s related policies, the Access Person must immediately report that information to the Chief Compliance Officer or to the Chief of Staff for matters involving the Chief Compliance Officer.

Alleged misconduct includes, but is not limited to:

•	Allegations of breach of confidentiality
•	Theft
•	Fraud
•	Misappropriation or misuse of funds or securities
•	Forgery
•	Unsuitable investments
•	Misrepresentation
•	Unauthorized trading
•	Other inappropriate financial dealings

C.	INVESTIGATIONS OF SUSPECTED VIOLATIONS

All reported violations will be promptly investigated by the Chief Compliance Officer or the Chief of Staff, as applicable. The Chief Compliance Officer or the Chief of Staff will document the investigation and any remedial actions taken. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

D.	ANTI-RETALIATION

No Access Person who in good faith reports a violation shall suffer harassment, retaliation, or adverse employment consequences. An Access Person who retaliates against another Access Person who has reported a violation in good faith is subject to discipline up to and including termination of employment.

14

XIV.	OVERSIGHT OF CODE OF ETHICS
A.	Reporting. Any situation that may involve a conflict of interest or other possible violation of this Code must be promptly reported to the Chief Compliance Officer who must report it to the executive management of Humankind. Access Persons are required to promptly report any violation of this Code they become aware of to the Chief Compliance Officer or, in the event the violation involves the Chief Compliance Officer, to the Chief of Staff. Humankind expects Access Persons who violate this Code to report their own violations, especially if a violation is inadvertent or of a technical nature

B.	Review of Transactions. Each Access Person's transactions in his/her Personal Accounts may be reviewed on a regular basis and compared to transactions entered into by Humankind for Advisory Clients. Any transactions that are believed to be a violation of this Code will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Humankind.

C.	Sanctions. The executive management of Humankind, with advice from outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action that management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Humankind. In addition, a violation of this Code could also lead to criminal or civil penalties.

XV.	CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential to the extent permitted by law.

XVI.	ACKNOWLEDGEMENT

All Access Persons are required to provide Humankind with a written acknowledgement of his or her receipt of this Code and any amendments, attached hereto as Exhibit 4.

15

PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-Clearance Form prior to engaging in certain personal transactions as set forth in the Code of Ethics. Access Persons should complete Sections (1), (2), (3), (4), (5) and (6) below and submit this pre-clearance form to the Chief Compliance Officer. Section (7) will be completed by the Chief Compliance Officer.

(1)	Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is:

Proposed purchase or sale involves a limited offering (i.e., private placement, restricted stock, etc.)

Other investment or sale (as all Access Person transactions in Reportable Securities excluding ETFs are required to be pre-cleared)

(2)	Investment Information

Name of Issuer and Ticker (if applicable): CUSIP Number (if applicable):

The Issuer can best be characterized as (please check one):

Common Stock Restricted Stock

Preferred Stock Private Placement

Corporate ETFs/Closed-End Funds

Government Debt (Non-Federal) Other:

(3)	Transaction Information

Transaction involves a (check one): Buy Sell Short Sell Cover Short

Estimated Trade Date: Quantity: Estimated Price: Broker/Dealer (if any):

Bank where securities will be held: Account No.:

(4)	Conflict of Interest Information

Access Persons should provide any additional factors that they believe are relevant to a conflict of interest analysis (if any):

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HUMANKIND INVESTMENTS LLC – EXHIBIT 1

(5)	Evaluation of Advisory Client Conflicts

a.	The investment is not currently held by or under consideration for purchase or disposition by any Advisory Client.

Initials of Access Person Date

b.	If the above listed investment is not currently held by or under consideration for any Advisory Client and the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Advisory Clients.

Investment is too risky

Advisory Client is already fully exposed to issuer or industry

Investment by the Advisory Client would cause it to exceed or violate its investment policies

Insufficient available or unfavorable information about the issuer

Other:

Initials of Access Person

(6)	Representation and Signature

Date

By executing this form, I represent that my trading in this investment is not based on any material nonpublic information. I understand that pre-clearance will only be in effect for 24 hours for public securities and 30 days for private securities from the date of the Chief Compliance Officer's signature.

Print Name	Date
Signature

(7)	Disposition of Pre-Clearance Request

Request Approved Request Denied

Print Name	Title
Signature	Date
18

HUMANKIND INVESTMENTS LLC – EXHIBIT 2

PERSONAL HOLDINGS/TRANSACTION REPORT FOR ACCESS PERSONS

Check ONE of the following boxes:

This is my INITIAL/ANNUAL Holdings Report, date of submission:

This is my QUARTERLY Transaction Report for the quarter ending:

I have elected not to have duplicate statements sent to the CCO, transaction information is provided below; OR

Duplicate statements are attached.

The following sets forth all of my and related persons’ (including spouses, minor children, other family members living in my household, any accounts I have control/trading authority of or am the beneficiary of) Personal Accounts and investments, including investments in privately offered investment vehicles. I have also attached to this form my most current statements listing all account holdings and quarterly transactions for the period stated above.

Name on Account	Relation to Access Person	Type of Account / Investment	Account Number	Broker/Dealer or Bank where Account is Held	Symbol or CUSIP (As Applicable)	Number of Shares Held	Market Value of Shares

OR No personal holdings and/or transactions to report.

By signing below, the undersigned Access Person confirms that he/she has complied with the Code of Ethics, all Personal Accounts have been disclosed and transactions effected in accordance with the personal trading policy set forth herein, and further certifies that all information contained in this report is true and correct as of .

Print Name	Date
Signature
COMPLIANCE RECEIPT:
Print Name	Title
Signature	Date
19

HUMANKIND INVESTMENTS LLC – EXHIBIT 3

[DATE]

[INSERT NAME OF BROKER]

[INSERT ADDRESS]

Re: [NAME OF ACCESS PERSON]/Account No(s).

To Whom This May Concern:

As the Chief Compliance Officer for Humankind Investments LLC, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF ACCESS PERSON] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

Humankind Investments LLC

Attn.: James Katz, Chief Compliance Officer 79 Madison Avenue

New York, NY 10016

Please feel free to call me at 646-838-4352 should you have any questions.

Best regards,

_______________________________________________

Name: James Katz

Title: Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, Humankind Investments LLC, at the above-listed address.

_______________________________________________

Signature of Access Person

_______________________________________________

Name:

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HUMANKIND INVESTMENTS LLC – EXHIBIT 4

CODE OF ETHICS ACKNOWLEDGEMENT

(Initial applicable acknowledgement. If you are a new Access Person, initial both sections.)

1.       I hereby acknowledge receipt of the most recent amendment to the Code of Ethics dated

.

2.       Annual Acknowledgement

I have read and understand Humankind’s Code of Ethics. I agree to comply in all respects with all policies and procedures contained therein and hereby certify that I have to date complied with such procedures except for [check one box]:

None See detail attached.

I also certify that: (i) all my personal securities transactions will be effected in compliance with the requirements of the Code of Ethics; and (ii) I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and monthly and quarterly account statements to the Chief Compliance Officer.

(check if not applicable)

I also certify that I have never been found civilly liable for, nor criminally guilty of, insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Print Name	Date
Signature
COMPLIANCE RECEIPT:
Print Name	Title
Signature	Date
22

HUMANKIND INVESTMENTS LLC – EXHIBIT 5

REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES*

Background

1.	Name of Firm/Description of Proposed Outside Activity:

2.	Will you have a position as an officer or director? Yes No

3.	If “yes” to number 2 above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details of any and all such coverage/indemnification):

4.	Duties in connection with such activity:

5.	Estimated amount of time spent on such activity (yearly basis):

6.	Will you or any related party receive any economic benefit for your participation in such activity? Yes No

If “yes”, description of economic benefit:

The Access Person represents that such activity does not violate any law or regulation, will not or does not interfere with his/her responsibilities to the Firm, compete with or conflict with any interest of the Firm. The Access Person represents that he or she will bring to the attention of the Firm any potential conflicts of interest that arise due to such activity.

Print Name	Date
Signature
COMPLIANCE RECEIPT: Request Approved Request Denied
Print Name	Title
Signature	Date

* Access Persons should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, Access Persons will still need to summarize/update such activities on the annual update form attached hereto as Exhibit 6.

23

HUMANKIND INVESTMENTS LLC – EXHIBIT 6

INITIAL/ANNUAL OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

____________________________________	___________________________________
Name of Business	Role

__________________________	__________________________
Name of Business	Role

2.	Entities by which I am employed or receive compensation:

______________________________________	______________________________________
Name of Entity	Affiliation or Title

_____________________________	____________________________
Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:

Name of Entity	Affiliation or Title	Public Company (Yes/No)

4.	Describe interests in any securities, financial or kindred business:
____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

5.	Do you own a significant position in any publicly held company’s securities? Describe:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

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HUMANKIND INVESTMENTS LLC – EXHIBIT 6

Insider Disclosure

Please indicate below whether you or any member of your immediate family (including parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, and children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company.

______________________________	______________________________
Name of Family Member	Relationship

______________________________	______________________________
Name of Entity	Affiliation or Title

______________________________	______________________________
Name of Family Member	Relationship

______________________________	______________________________
Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Print Name	Date
Signature
COMPLIANCE RECEIPT:
Print Name	Title
Signature	Date
26

HUMANKIND INVESTMENTS LLC – EXHIBIT 7

POLITICAL CONTRIBUTION PRE-CLEARANCE REQUEST

Name of Access Person: _______________________________ Filing Date: _______________________________

Name of the Political Official: ______________________________________________________________

Title/Position: ____________________________________________________________________________

Candidate Position: _______________________________________________________________________

State: _____________________________________________________________________________________

Political Party: ____________________________________________________________________________

Political Action Committee: _________________________________________________________________

Solicitation Contact Person: ________________________________________________________________

Access Person’s Relationship to the Political Official: _________________________________________

Contribution Amount: ______________________________________________________________________

(Compliance Notes)

__________________________________________________________________________________________

__________________________________________________________________________________________

Review Notes:

Print Name	Date
Signature
COMPLIANCE RECEIPT: Request Approved Request Denied
Print Name	Title
Signature	Date
27

HUMANKIND INVESTMENTS LLC – EXHIBIT 8

NEW ACCESS PERSON POLITICAL CONTRIBUTION DISCLOSURE

New Access Persons must provide a list of political contributions that that such Access Person has made in the prior two (2) years.

For all political contributions which you have made during the prior two (2) years, please provide: (i) the name of official, candidate, political party or organization, (ii) the amount, and (iii) the date of the contribution.

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Print Name	Date
Signature
COMPLIANCE RECEIPT:
Print Name	Title
Signature	Date
28

HUMANKIND INVESTMENTS LLC – EXHIBIT 9

NOTIFICATION OF GIFTS OR ENTERTAINMENT GIVEN TO OR RECEIVED

FROM THIRD PARTIES IN EXCESS OF $500

Instructions: Certain benefits and/or gifts and entertainment greater than the de minimus value to be given or received from a third party must be reported to the Chief Compliance Officer (pursuant to the guidelines provided herein). Complete this form as applicable and provide an executed copy of the completed form to the CCO.

____________________________________________________________

Employee Giving or Receiving Gift or Entertainment

____________________________________________________________

Third Party Involved

____________________________________________________________

Name of Advisory Client(s) Involved

____________________________________________________________

Date Gift or Entertainment Given or Received

____________________________________________________________

Identify Gift/Entertainment and Estimate Value

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Print Name	Date
Signature
COMPLIANCE RECEIPT:
Print Name	Title
Signature	Date
29

HUMANKIND INVESTMENTS LLC – EXHIBIT 10

SOCIAL MEDIA CERTIFICATION AND DISCLOSURE

For the year ending ______________________________ , I certify that I only use social media platforms with the understanding that I, as an employee of the Firm, am prohibited from discussing or conducting Firm business (except as permitted in the Firm’s Social Media policy) in such social media platforms, chat rooms, blogs, wikis, list serves and other web-enabled links, or in any other online media. Further, I am aware that these sites are allowed for personal networking only and may not be used for any business purposes, except as permitted in the Firm’s Social Media policy. Additionally, I am aware that the following guidelines, must be followed:

1.	The site must be used solely for personal networking and not for soliciting Advisory Clients, or for conducting Firm business.
2.	All information listed on the site must be limited to factual data, limited to my name, title, and contact information, and may not contain any other information about the Firm.
3.	I cannot put any marketing content on the site, nor post unapproved comments to Firm-approved posts.
4.	I may not provide or receive a recommendation or referral to or from any other person on the site with respect to the investment management services provided by the Firm.
5.	I may not use the email or messaging function on any site to conduct business or to solicit or communicate with Clients.

AND:

that I have complied and am in compliance with the Firm’s Social Media policy. List of social media site used:

______________________________	______________________________
Username	Social Media Platform URL

______________________________	______________________________
Username	Social Media Platform URL

______________________________	______________________________
Username	Social Media Platform URL

Signatures continue on next page.

30

HUMANKIND INVESTMENTS LLC – EXHIBIT 10

Print Name	Date
Signature

COMPLIANCE RECEIPT:
Print Name	Title
Signature	Date